UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 30, 2011

Senesco Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

721 Route 202/206, Suite 130, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

(908) 864-4444
(Registrant’s telephone number, including area code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on May 14, 1999, Senesco Inc., a New Jersey Corporation and wholly-owned subsidiary of Senesco Technologies, Inc., a Delaware corporation (together, the “Company”), entered into an agreement (the “Collaboration”) with Rahan Meristem (1998) LTD, an Israeli partnership that is engaged in the worldwide marketing of tissue culture plants (“Rahan”).  The purpose of the Collaboration was to develop enhanced banana plants which would result in banana fruit with improved consumer- and grower-driven traits.  The program has been performed as a joint collaboration whereby the Company pays for 50% of the research costs of the program.

On December 30, 2011, the Company entered into an amended and restated agreement (the “Agreement”) with Rahan to convert the Collaboration from a joint venture structure to a license agreement.  Pursuant to the Agreement, the Company granted Rahan a worldwide, exclusive license to certain of the Company’s intellectual property rights to research, develop, make or commercialize all transgenic banana plants with delayed senescence and any other improvements thereto produced by modulating the expression of the lipase gene or through the utilization of any other technology of the Company (the “Products”).   Under the terms of the Agreement, Rahan will assume responsibility for the development and commercialization of the Products in accordance with the milestones set forth in the Agreement.  The Company paid to Rahan a lump sum payment to reimburse Rahan for the Company’s portion of the development and commercialization costs previously; incurred but unpaid under the original Collaboration.  In addition, Rahan will pay to the Company a mid to upper single-digit royalty on Incremental Net Sales (as defined in the Agreement) of Product.  Royalties will be payable from first commercial sale of a Product for the longer of ten (10) years or the expiration of the last valid patent on a country-by-country basis.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which the Company intends to file as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending December 31, 2011 or as an exhibit to an amendment to this current report on Form 8-K, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: January 5, 2012	By:	/s/ Leslie J. Browne, Ph.D.
Name: Leslie J. Browne, Ph.D.
Title: President and Chief Executive Officer